Exhibit 10.2

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(Effective January 27, 2017)

PROJECT FOCUS
PERFORMANCE UNIT AWARD AGREEMENT FOR EMPLOYEES
(with related Dividend Equivalents)

PROJECT FOCUS PERFORMANCE UNITS GRANTED TO
[Grantee’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.
DESCRIPTION OF YOUR PERFORMANCE UNITS. You have received a grant of [Number] Performance Units (“Performance Units”), based on a target level of performance, and an equal number of related Dividend Equivalents. Each Performance Unit represents the right to receive one full Share at the time and in the manner described in this Award Agreement based upon the performance criteria described in the attached Exhibit A. Subject to Section 6 of this Award Agreement, each Dividend Equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 5(a) of this Award Agreement) with respect to the Share represented by the related Performance Unit. As described herein, the Performance Units and related Dividend Equivalents that will actually be awarded to you may be more or less than the number of Performance Units granted. See Exhibit A for more details.

The “Grant Date” of your Award is [Grant Date]. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date 45 Days After Grant Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]

2.	INCORPORATION OF PLAN AND DEFINITIONS.

(a)
This Award Agreement and your Performance Units are granted pursuant to the terms and conditions of The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 27, 2017 (the “Plan”) and this Award Agreement. All provisions of the Plan are incorporated herein by reference, and your Performance Units and related Dividend Equivalents are subject to the terms of the Plan. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.     PERFORMANCE UNIT ACHIEVEMENT. The number of “Performance Units Achieved” will be calculated as follows: Performance Units Achieved = Performance Units * Payout Percentage. The number of Performance Units Achieved, if any, is subject to satisfaction of the performance criteria set forth on Exhibit A over the period beginning on [Beginning Date] and ending on [Ending Date] (the “Performance Period”), and will be determined at the end of the Performance Period. Each whole Performance Unit Achieved represents the right to receive one full Share at the time and in the manner described in this Award Agreement.

4.     VESTING. Except as provided in Section 8 of this Award Agreement, the Performance Units Achieved are subject to the following vesting criteria:

(a)
General Vesting. If your employment continues from the Grant Date until [Fifth Anniversary of Grant Date] (the “Vesting Date”) the number of Performance Units Achieved shall become 100% vested on the Vesting Date; or

(b)
Accelerated Vesting. Under the following circumstances, the Performance Units Achieved will be deemed to become 100% vested, even if you Terminate prior to the Vesting Date (subject to the performance criteria as described in Section 3 and Exhibit A):

(i)
If you Terminate because of your death or due to a disability for which you qualify for benefits under The Scotts Miracle-Gro Company’s Long-term Disability Plan or another long-term disability plan sponsored by the Company (“Disabled”), the number of Performance Units Achieved will vest based on the Target level of performance as identified in Exhibit A prorated based upon the number of days you were employed or providing service to the Company during the Performance Period over 1,862 ; or

(ii)
If you Terminate for a reason other than Cause after reaching age 55 and completing at least 10 years of employment with the Company, its Affiliates and/or its Subsidiaries, the number of Performance Units Achieved will be deemed to become % vested as of the Vesting Date as follows:

Months of Service	Cumulative Vesting Percentage
1-12	14.3%
13-24	28.6%
25-36	42.9%
37-48	57.1%
49-59	71.4%
60	100%

The vested portion of your Award shall remain subject to the Performance Criteria as described in Exhibit A.

For purposes of this Award Agreement, “Cause” shall have the definition set forth in the Plan, except that whether an event described in subsection (e) of that definition shall be deemed to constitute Cause shall be determined by the Committee in its sole discretion.

(iii)
If you Terminate due to an involuntary Termination by the Company without Cause no earlier than 180 days before the Vesting Date, and Section 4(b)(ii) above does not apply, your Termination will be deemed to have occurred on the Vesting Date such that the number of Performance Units Achieved will be deemed to become 100% vested as of the Vesting Date as follows:

Months of Service	Cumulative Vesting Percentage
1-12	0%
13-24	0%
25-36	0%
37-48	14.3%
49-59	28.6%
60	100%

The vested portion of your Award shall remain subject to the Performance Criteria as described in Exhibit A.

(iv)
In the event that there is a Change in Control before the Vesting Date, the number of Performance Units Achieved, as set forth below, will be deemed to become 100% vested as of the closing date of the Change in Control event.    Performance will be deemed to be achieved at Actual performance based on the Actual performance as of the most recently completed fiscal year prior to the Change in Control, plus Target performance for the remaining years of the Performance Period; the combined result will be measured against the original Plan Target amounts.

For purposes of this Award Agreement, “Change in Control” shall have the definition set forth in the Plan, except that an event described in subsection (e) of that definition shall not constitute a Change in Control.

(v)	Except as provided in Section 4(b)(ii), if you voluntarily Terminate from the Company, you forfeit the entire Award.
5.    SETTLEMENT.

(a)
Subject to the terms of the Plan and this Award Agreement, the number of vested Performance Units Achieved, minus any Shares that are withheld for taxes as provided under Section 5(c), shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days following the Vesting Date (the “Settlement Date”) unless you elect to defer settlement of your Performance Units Achieved in accordance with Section 6 below. Your whole Performance Units Achieved shall be settled in full Shares, and any fractional Performance Unit Achieved shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date equal to the closing price of a Share on the Settlement date if it is a trading day or, if such date is not a trading day, on the next preceding trading day.

(b)
Except as provided in Section 7 of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the Performance Units unless and until you become the record holder of such Shares.

(c)
You may use one of the following methods to pay the required withholding taxes related to the settlement of your Performance Units Achieved. You will decide on the method at the time prescribed by the Company. If you do not elect one of these methods, the Company will apply the Net Settlement method described below:

(i)
CASH PAYMENT: If you elect this alternative, you will be responsible for paying the Company through the Third Party Administrator cash equal to the minimum statutory withholding Taxes applicable on your Performance Units.

(ii)
NET SETTLEMENT: If you elect this alternative, the Company will retain the number of Shares with a Fair Market Value equal to the minimum statutory withholding Taxes applicable on your Performance Units.

(d)
The number of Performance Units Achieved will vest and be settled only under the circumstances described above, unless there is a Change in Control, in which case your Performance Units may vest earlier in accordance with Section 4(b)(iv) and will be settled as of the effective date of Change in Control based on the performance achieved.

6.    DEFERRAL ELECTION. You may defer your right to receive any vested Performance Units Achieved and related Dividend Equivalents that may be achieved under this Award Agreement so long as you properly execute and deliver the Deferral Election Form as provided in Exhibit B. This may be done only on the attached Deferral Election Form in Exhibit B and by following the rules described in that Form. The Deferral Election Form must be completed within 45 days of the Grant Date and must be delivered to [___________________]. If you do not complete the Deferral Election Form within 45 days of the Grant Date, you will receive your vested Performance Units Achieved as provided in Section 5(a).

7.    DIVIDEND EQUIVALENTS. Each Dividend Equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date with respect to the Share represented by the related Performance Unit Achieved, subject to the same terms and conditions. The Dividend Equivalents on Performance Units Achieved shall be payable only when and to the extent that the underlying Performance Unit vests and becomes payable. Any Dividend Equivalents will be distributed to you in accordance with Section 5 of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan. Any such distributions will be made in (i) cash, for any Dividend Equivalents relating to cash dividends and/or (ii) Shares, for any Dividend Equivalents relating to Share dividends.
8.    FORFEITURE.

(a)
Except as otherwise provided in Section 4 or Section 5(d) of this Award Agreement, you will forfeit your unvested Performance Units if you Terminate prior to the Vesting Date, whether the performance criteria are achieved or not.

(b)
If you engage in “Conduct That Is Harmful To The Company” (as described below), you will forfeit your Performance Units and related Dividend Equivalents and must return to the Company all Shares and other amounts you have received through the Plan or this Award Agreement if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:

(i)	You breach any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Affiliate or Subsidiary;

(ii)	You fail or refuse to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

(iii)	You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;

(iv)
You fail to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Affiliate or Subsidiary; or

(v)	You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

9.    ADDITIONAL PAYMENT.

(a)
In the event that it shall be determined that any payment or distribution by the Company to or for your benefit, paid or payable or distributed or distributable pursuant to the terms of this Award Agreement (the “Payment”), would cause the Payment hereunder, in combination with any payments paid or payable, or distributed or distributable to you under any other agreement or arrangement, to constitute an “excess parachute payment” within the meaning of Section 280G of the Code, you shall be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by you after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, (i) you shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence (or, if greater, the state and locality in which you are required to file a nonresident income tax return with respect to the Payment), net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes, (ii) the Payment shall be deemed to be the last of the amounts due to you, and (iii) the Gross-Up Payment shall relate solely to the Payment and shall not take into account, in determining the amount of the Gross-Up (except to determine the total amount in excess of the limit under Section 280G of the Code), any other payments.

(b)
All determinations to be made under this Section 9 shall be made by the Company's independent public accountant immediately prior to the Change of Control (the “Accounting Firm”), which firm shall provide its determinations and any supporting calculations both to the Company and you at least 10 days prior to any payment. Any such determination by the Accounting Firm shall be binding upon the Company and you. Within five days after the Accounting Firm’s determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of you such amounts as are then due to you under this Award Agreement. In addition, you must comply with such other rules as the Company or the Committee may require at the time of a Change in Control.

(c)
All of the fees and expenses of the Accounting Firm in performing the determination referred to in subsections (b) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determination pursuant to subsections (b) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

10.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

11.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any vested Performance Units and related Dividend Equivalents that may be achieved under this Award Agreement but are settled after you die. This may be done only on the Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

12.    TRANSFERRING YOUR PERFORMANCE UNITS AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 11, your Performance Units and related Dividend Equivalents may not be transferred to another person. Also, the Committee may allow you to place your Performance Units and related Dividend Equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

13.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.    OTHER AGREEMENTS AND POLICIES. Your Performance Units and related Dividend Equivalents, whether achieved or not, will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your Performance Units and related Dividend Equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

15.    ADJUSTMENTS TO YOUR PERFORMANCE UNITS. Subject to the terms of the Plan, your Performance Units and related Dividend Equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your Performance Units will be adjusted to reflect a stock split).

16.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.
By signing below, you acknowledge and agree that:
(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your Award;

(c)	By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement.

(d)	You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your

Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(e)	You must return a signed copy of this Award Agreement to the address given above before [Date 45 Days After Grant Date].

[Grantee’s Name] By: ______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________

EXHIBIT A
PERFORMANCE CRITERIA

The number of Performance Units Achieved under this Award Agreement is subject to the satisfaction of the following performance criteria and will be determined as of the end of the Performance Period, as follows:
Performance Period: [Start Date] to [End Date]
Performance Units Achieved = Performance Units * Payout Percentage

Payout Percentage = Portion of Performance Units achieved

	Metric Weighting	Minimum ( x%)	Target ( x%)	Maximum ( x%)
Metric 1	X%
Metric 2	X%
Metric 3	X%

Note: If actual performance is below the Minimum performance level indicated, no Performance Units will be achieved

Metric Definition 1:
Metric Definition 2:
Metric Definition 3:

EXHIBIT B
DEFERRAL ELECTION

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

DEFERRAL ELECTION FORM
FOR PROJECT FOCUS PERFORMANCE UNIT AWARD AGREEMENT

As outlined in section 6 of the Project Focus Award Agreement granted on [___________], (“Award Agreement”), the Performance Units Achieved may, at my direction, be deferred so that distribution of the vested Performance Units Achieved occurs at a date later than the Settlement Date outlined in the Award Agreement. All terms capitalized but not defined herein shall have the definition subscribed to them in the Plan. You must submit this Election Form no later than 45 days of the Grant Date if you wish to defer your Performance Units Achieved. If you do not execute and submit this Deferral Election Form to [___________] within 45 days of your Grant Date, your Performance Units Achieved shall be settled in accordance with Section 5 of your Award Agreement.

By completing this Deferral Election Form, I elect to defer all or a portion of vested Performance Units Achieved pursuant to my Award Agreement for the period specified below (“Deferral Period”).

By executing this Form, you understand that if you defer, your deferred Shares, when distributed, will be distributed in Shares equal to the Fair Market Value at the time of actual distribution following the Deferral Period.

1.    Participant Information

____________________________________     _______________________________
Name (please print)                 Date of Birth

________________________________________________________________________
Current Address

2.    Deferral Election

Subject to the terms of the Plan and the applicable Award Agreement:

(a)    I elect to defer the following percentage (choose one) of my vested Performance Units Achieved pursuant to my Award Agreement:

____25%         ____50%         ____75%         ____100%

Any portion of my 2017 Project Focus Award that I do not elect to defer shall be settled in Shares on the Settlement Date. Any Dividend Equivalents granted to you in your Award Agreement will continue to accrue during the Deferral Period.

(b)	I elect to have my vested Performance Units Achieved distributed in Shares on the following Settlement Date (choose one):

(i)    _____    As soon as practicable following the earliest to occur of: (1) my Termination;
    (2) my death; or (3) my Disability; or

(ii)    _____    As soon as practicable:

_____ 5-years from the Settlement Date

_____ 10-years from the Settlement Date

_____ 15-years from the Settlement Date

Note: If you do not make an election under this Section 2(b), your vested Performance Units Achieved will be distributed in accordance with Section 2(b)(i) of this Deferral Election Form.

3.    Miscellaneous

(a)
My Performance Units will be subject to the terms and conditions set forth in the Plan and an Award Agreement.. If there is a conflict between the terms of this Deferral Election Form and the terms of the Plan, the terms of the Plan will control.

(b)
Subject to the terms of the Plan and the applicable Award Agreement, my entire vested Performance Unit shall be settled in full Shares, and any fractional amount shall be settled in cash, based upon the Fair Market Value of a Share at the end of the Deferral Period.

(c)
No change to an election under Section 2(a) of this Election Form may be made after [___________]. Changes to elections other than an election under Section 2(a) of this Election Form must meet the requirements set forth in the Award Agreement and the subsequent deferral election rules under Section 409A of the Code.

Return this signed and completed Election Form by no later than 45 days following the Grant Date via e-mail to:

[Contact Person]

Or send a hard copy to the following address:

The Scotts Miracle-Gro Company
Attention: [Contact Person]
14111 Scottslawn Road
Marysville, Ohio 43041

_________________                ____________________________________

Date	Signature
____________________________________
Name (please print)